Exhibit 10.10

Non-Circumvention, Confidentiality & Consulting Agreement

This Non-Circumvention, Confidentiality & Consulting Agreement ("Agreement"), dated March 15, 2010 is made and entered into by and between Bard Holding, Inc. (Company) and Jay Ort (Consultant).

1.       SCOPE OF CONSULTING WORK

A.      Services - The Company has engaged Consultant to provide services in connection with the Company's algae development project. The Consultant is responsible for scientific and technical advising for the company.

B.      Confidentiality - In order for Consultant to perform the consulting services, it may be necessary for the Company to provide Consultant with Confidential Information regarding the Company's business and products. The Company will rely heavily upon Consultant's integrity and prudent judgment to use this information only in the best interests of the Company.

C.      Standard of Conduct - In rendering consulting services under this Agreement, Consultant shall conform to high professional standards of work and business ethics. Consultant shall not use time, materials, or equipment of the Company without the prior consent of the Company.

2.       FINANCIAL AGREEMENT

A.      Consultant payment for Time and Talent - Consultant shall be paid in the form of stock and will receive 100,000 common shares and 2,000,000 preferred shares of stock for those services after S-l is effective.

3.       MUTUAL CONFIDENTIALITY AND NON-CIRCUMVENTION AGREEMENT

A.      Confidentiality – Information will be disclosed by and between the parties that shall be considered confidential. The Parties represent that they will protect the confidential material and information, which may be disclosed between Provider and the Recipient. The ______ information will be proved directly to the company and is not to be shared with any other parties.

B.      Proprietary - Parties may provide to each other (a) business contacts and/or (b) certain documents. Parties will consider all information and documents as confidential and proprietary information

C.       Non-Disclosure - By acceptance of this agreement, Parties will not disclose to any third party confidential and proprietary information. Parties further covenants not to enter into any relationship with another entity with the intent or result of taking advantage of, or otherwise circumvent the other party.

Agreed and accepted by:

\s\	\s\
Signature	Signature
Mr. Surajit Khanna, Chairman Bard Holding, Inc 1167 Bridge Street Philadelphia, PA, 19124	Jay Ort 3491 SR 103N Lewistown, PA 17044